EXHIBIT 31.1

PRINCIPAL EXECUTIVE OFFICER CERTIFICATION

I, Spencer L. Brown, Co-Chief Executive Officer and Principal Executive Officer, certify that:

(1)	I have reviewed this annual report on Form 10-K/A of Dial Global, Inc.; and

(2)
Based on my knowledge, this annual report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/S/ SPENCER L. BROWN
Spencer L. Brown
Co-Chief Executive Officer and Principal Executive Officer
April 30, 2012